Filed Pursuant to Rule 433
                                                         File No.: 333-140720-07







--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

                                  $ 267,487,000

                                 BCAP LLC TRUST

                                    2007-AA5

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA5
                                     Issuer

                                    BCAP LLC
                                    Depositor

                          Countrywide Home Loans, Inc.
                                   Originator

                       Countrywide Home Loans Servicing LP
                                    Servicer

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                               HSBC Bank USA, N.A.
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

     The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 1337454/000091412107000651/by7522913-s3a1.txt


     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------

                                  $267,487,000
                            BCAP LLC Trust, 2007-AA5


                            Expected          Credit     Certificate
                            Ratings          Support %    Interest    WAL (years)
Class      Size(1)    (S&P/ Moody's/ DBRS)    (1)(2)        Rate          (3)       Collateral    Payment Window    Certificate Type
-----   ------------  --------------------   ---------   ----------   -----------   -----------   ---------------   ----------------
                                             Offered Certificates
A-1     $167,000,000      AAA/Aaa/AAA         40.00%        LIBOR         2.97      Hybrid ARMs   10/ 07 - 09/ 15     Super Senior
A-2      $61,839,000      AAA/Aaa/AAA]        17.79%        LIBOR         2.97      Hybrid ARMs   10/ 07 - 09/ 15      Mezz Senior
A-3      $25,427,000      AAA/Aaa/AAA          8.65%        LIBOR         2.97      Hybrid ARMs   10/ 07 - 09/ 15     Junior Senior
M-1       $3,618,000   AA+/Aa1/AA(high)        7.35%        LIBOR         5.29      Hybrid ARMs   11/ 10 - 09/ 15      Mezzanine
M-2       $3,758,000   AA+/Aa2/AA(high)        6.00%        LIBOR         5.29      Hybrid ARMs   11/ 10 - 09/ 15      Mezzanine
M-3       $2,226,000       AA/A3/AA            5.20%        LIBOR         5.29      Hybrid ARMs   10/ 10 - 09/ 15      Mezzanine
M-4       $1,949,000       AA/A1/AA            4.50%        LIBOR         5.28      Hybrid ARMs   10/ 10 - 09/ 15      Mezzanine
M-5       $1,670,000    AA-/A2/AA (low)        3.90%        LIBOR         5.28      Hybrid ARMs   10/ 10 - 09/ 15      Mezzanine



(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit support percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial overcollateralization level for the Offered Certificates will equal approximately 3.90% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 3.90% of the Cut-off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the overcollateralization level at the Overcollateralization Target Amount.

(3) WALs are calculated assuming that the 10% Optional Clean-up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.




--------------------------------------------------------------------------------
Transaction Structure
--------------------------------------------------------------------------------


                                                                                                      Offered
                                                                                                    Certificates
                                                                                                    _  _  _  _  _
                                                                                                  |              |
|--------------------|    Mortgage    |------------------|     Mortgage    |-------------------|  |              |   |-------------|
|                    |     Loans      |                  |      Loans      |                   |----  Class A -----> |  Investors  |
| Sutton Funding LLC |--------------->|     BCAP LLC     | --------------->|   BCAP LLC Trust, |  | Certificates |   --------------
|      (Seller)      |                |   (Depositor)    |                 |      2007-AA5     |  |              |   |-------------|
|                    |<---------------|                  | <---------------|      (Issuer)     |----  Class M -----> |  Investors  |
|--------------------|    Class CE    |------------------|     Class CE    |-------------------|  | Certificates |   |-------------|
                            and                                  and                              | _  _  _  _  _|
                          Class R                              Class R
                        Certificates                         Certificates


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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description of the Mortgage Loans
--------------------------------------------------------------------------------

The Mortgage Loans are adjustable rate hybrid ARMs and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring three, five or seven years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 93.62% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 7 or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 6.38% of the mortgage loans fully amortize over their original term (not more than 40-years). Below is a further summary of the collateral characteristics of the mortgage loans (as of September 1, 2007):

     o The mortgage loans were originated or acquired by Countrywide Home Loans, Inc. The loans will be serviced by Countrywide Home Loans Servicing LP.

     o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. Prepayment penalty cashflows will not be available to pay the Offered Certificates.

         ---------------  ------------  ----------   ----------  ---------
         Prepayment Term   No Pre Pay    12 Months   36 Months   60 Months
         ---------------  ------------  ----------   ----------  ---------
         Total              64.35%        25.35%        6.05%      4.24%
         ---------------  ------------  ----------   ----------  ---------

     o Approximately 7.58% of the mortgage loans were originated with full documentation.

     o The three states with the largest concentration are California (approximately 58.87%), Nevada (approximately 7.69%) and Colorado (approximately 6.25%).

     o   The non-zero weighted average FICO score is approximately 722.

     o The weighted average LTV is approximately 70.18%. The weighted average CLTV including subordinate financing at the time of origination is approximately 75.46%.

     o 0.09% of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

        ------------  ------   ------   -----  ---------  --------  --------  -------  --------   ------   -----
           Initial     % of     Gross    Net      WAM      Gross      Net     Initial  Periodic     Max     Mos.
            Rate       Pool      WAC     WAC    (months)   Margin    Margin     Cap      Cap       Rate     To
         Adjustment              (%)     (%)                (%)       (%)       (%)      (%)        (%)    Reset
         -----------  ------   ------   -----  ---------  --------  --------  -------  --------   ------   -----
              3-Year    1.49    5.000   4.800      351      2.250     2.050    2.000     2.000    11.000    27
              5-Year   29.76    6.409   6.207      354      2.253     2.051    5.104     2.000    11.526    53
              7-Year   68.75    6.815   6.615      358      2.253     2.053    5.040     2.000    11.856    81
               Total  100.00    6.668   6.467      356      2.253     2.052    5.014     2.000    11.745    72
         -----------  ------   ------   -----  ---------  --------  --------  -------  --------   ------   -----

      Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Summary - Initial Mortgage Loans
--------------------------------------------------------------------------------

Number of Mortgage Loans:                                                   324
Aggregate Stated Principal Balance:                                $278,342,242
Average Principal Balance:                                             $859,081
        Range:                                            $259,007 - $6,000,000
W.A. Original Gross Coupon:                                              6.668%
        Range:                                                  5.000% - 9.000%
W.A. Current Gross. Coupon:                                              6.668%
        Range:                                                  5.000% - 9.000%
W.A. Net Coupon:                                                         6.467%
        Range:                                                 4.800% -  8.800%
W.A. Gross Margin:                                                       2.253%
        Range:                                                  2.250% - 2.750%
W.A. Net Margin:                                                         2.052%
W.A. Gross Max Rate:                                                    11.745%
        Range:                                                10.000% - 14.500%
W.A. Net Max Rate:                                                      11.544%
W.A. Remaining Term (Months):                                               356
        Range (Months):                                               343 - 479
W.A. Seasoning (Months):                                                      4
        Range (Months):                                                  1 - 17
California Concentration:                                                58.87%
W.A. Original LTV:                                                       70.18%
        Range:                                                  32.89% - 95.00%
Percentage of Mortgage Loans with LTV greater than
80% & no MI:                                                              0.09%
W.A. Original Months to Next Rate Adjustment:                                76
        Range:                                                          36 - 84
Documentation Status:
        Full                                                              7.58%
        Alternative                                                       3.04%
        Reduced                                                          74.79%
        No Income/No Asset Verification                                   1.23%
        No Ratio                                                          8.24%
        Preferred                                                         3.30%
        Streamline                                                        0.17%
        Stated Income/Stated Asset                                        1.65%
Interest Only Loans:                                                     93.62%
Non-Zero W.A. FICO Score:                                                   722
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

------------------------------------------------------------------------------------------------------
Summary of Terms
------------------------------------------------------------------------------------------------------

Issuer:                        BCAP LLC Trust 2007-AA5 will issue the Mortgage Pass-Through
                               Certificates, Series 2007-AA5.
------------------------------------------------------------------------------------------------------
Depositor:                     BCAP LLC.
------------------------------------------------------------------------------------------------------
Originator                     Countrywide Home Loans, Inc.
------------------------------------------------------------------------------------------------------
Servicer:                      Countrywide Home Loans Servicing LP.
------------------------------------------------------------------------------------------------------
Master Servicer:               Wells Fargo Bank, N.A.
------------------------------------------------------------------------------------------------------
Trustee:                       HSBC Bank USA, N.A.
------------------------------------------------------------------------------------------------------
Sole Bookrunner:               Barclays Capital Inc.
------------------------------------------------------------------------------------------------------
Rating Agencies:               Moody's Investors Service,  Standard & Poor's, and DBRS, Inc.
------------------------------------------------------------------------------------------------------
Cut-off Date:                  September 1, 2007.
------------------------------------------------------------------------------------------------------
Closing Date:                  September 21, 2007.
------------------------------------------------------------------------------------------------------
Distribution Date:             25th day of each month (or the next business day), commencing October
                               2007.
------------------------------------------------------------------------------------------------------
Final Distribution Date:       September 2047
------------------------------------------------------------------------------------------------------
Offered Certificates:          The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3,
                               Class M-4 and Class M-5 Certificates.
------------------------------------------------------------------------------------------------------
Class  R Certificates:         Represent the residual interests in the REMICs.
------------------------------------------------------------------------------------------------------
Class  CE Certificates:        The Class  CE Certificates are not offered herein. The Class  CE
                               Certificates will have an initial class certificate balance of approximately $10,855,242 which is approximately equal to the required initial overcollateralization.
------------------------------------------------------------------------------------------------------
Due Period:                    With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such
                               Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.
------------------------------------------------------------------------------------------------------
Prepayment Period:             With respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.
------------------------------------------------------------------------------------------------------
Optional Clean-up Call:        Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the Class
                               R Certificate may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans as of the Cut-off
                               Date is reduced to 10% of the aggregate principal balance as of the
                               Cut-off Date.
------------------------------------------------------------------------------------------------------
Registration:                  The Offered Certificates will be available in book-entry form through
                               DTC.
------------------------------------------------------------------------------------------------------
Denominations:                 The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.
------------------------------------------------------------------------------------------------------
Federal Tax Treatment:         The Offered Certificates will represent "regular interests" in a
                               REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates.
                               You should seek advice based on your particular circumstances from an independent tax advisor.
------------------------------------------------------------------------------------------------------
ERISA Considerations:          The Offered Certificates generally may be purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the
                               Certificate Swap Agreement, which will be described under "ERISA
                               Considerations" in the prospectus supplement relating to the Offered
                               Certificates. In addition, the Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited
                               transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

SMMEA Eligibility:             The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be
                               "mortgage related securities" for purposes of the Secondary Mortgage
                               Market Enhancement Act of 1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates.
                               You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered Certificates.
------------------------------------------------------------------------------------------------------
Class  A Certificates:         The Class A-1, Class A-2 and the Class A-3 Certificates.
------------------------------------------------------------------------------------------------------
Class  M Certificates:         The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                               Certificates.
------------------------------------------------------------------------------------------------------
  Mortgage Loans:              As of the Cut-off Date, approximately $278,342,242 of mortgage loans.
------------------------------------------------------------------------------------------------------
P&I Advances:                  The Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
------------------------------------------------------------------------------------------------------
Net Mortgage Rate:             For any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate and (2) any lender paid mortgage insurance premium rate, if applicable.
------------------------------------------------------------------------------------------------------
Servicing Fee:                 With respect to each mortgage loan and any Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.
------------------------------------------------------------------------------------------------------
Servicing Fee Rate:            The Servicing Rate for each mortgage loan will be as follows:

                               o    For approximately 97.89% of the mortgage loans, 0.200% per annum until each mortgage loan's respective rate reset date and 0.375%
                                    per annum thereafter.

                               o    For approximately 2.11% of the mortgage loans, 0.175% per annum until each mortgage loan's respective rate reset date and 0.200%
                                    per annum thereafter.
------------------------------------------------------------------------------------------------------
Accrual Period:                The period from and including the preceding Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution Date.
------------------------------------------------------------------------------------------------------
Interest Day Count:            The Trustee will calculate interest on all of the classes of certificates on an actual/360 basis and the certificates will settle flat.
------------------------------------------------------------------------------------------------------
Credit Support for the         Subordination (includes initial overcollateralization):
Certificates:                  Initially 40.00% for the Class A-1 Certificates, 17.79% for the Class
                               A-2 Certificates, 8.65% for the Class A-3 Certificates, 7.35% for the
                               Class M-1 Certificates, 6.00% for the Class M-2 Certificates, 5.20%
                               for the Class M-3 Certificates, 4.50% for the Class M-4 Certificates
                               and 3.90% for the Class M-5 Certificates.

                               o    Overcollateralization ("OC")

                                    >    Initial (% Orig.)     3.90%
                                    >    OC Target (% Orig.)   3.90%
                                    >    OC Floor (% Orig.)    0.50%

                               o   Excess Spread, which will initially be equal to approximately
                                   22.3 bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Certificates and to replenish OC as needed.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Interest Remittance Amount:    For any Distribution Date is equal to: (a)  the sum, without duplication, of: (1)  all scheduled interest on the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the Servicing Fee and any payments made in respect of premiums on lender paid mortgage insurance, if applicable, (2)  all interest on prepayments on the mortgage loans, (3)  all advances relating to interest in respect of the mortgage loans, (4)  amounts paid by the Servicer in respect of
                               Compensating Interest, (5)  the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6)
                               the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b) (1) any Net Swap
                               Payment due to the Certificate Swap Provider and the amount of any
                               Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted Swap Termination Payments) payable from available funds and (2)  all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.
------------------------------------------------------------------------------------------------------
Accrued Certificate Interest:  For any Distribution Date and each class of certificates, interest accrued during the related accrual period at the then-applicable
                               Certificate Interest Rate on the related class certificate balance thereof immediately prior to such Distribution Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                               Relief Act or any similar state statute.
------------------------------------------------------------------------------------------------------
Certificate Interest Rate:     The Certificate Interest Rate for each class of Offered Certificates will be a floating rate based on the lesser of (i) One-Month LIBOR
                               plus the related margin, and (ii) the   Loan Cap.

                               Beginning on the first Distribution Date after the first possible
                               Optional Clean-up Call, the margin for the Class A Certificates will increase to 2.0 times the original applicable margin and the margin for the Class M Certificates will increase to 1.5 times the original margin.
------------------------------------------------------------------------------------------------------
Compensating Interest:         With respect to any Distribution Date and any mortgage loan that was subject to a principal prepayment in full or in part during the related Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's due date during such
                               Prepayment Period, the lesser of (x) the amount of interest that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such mortgage loan and ending on the day immediately preceding such Due Date, inclusive and (y) an amount equal to one half of the lesser of (1) the Servicing Fee payable to the Servicer for the prior Due Period and (2) the aggregate Servicing
                               Fee actually received by the Servicer for the prior Due Period.
------------------------------------------------------------------------------------------------------
Principal Remittance Amount:   For any Distribution Date, the sum of (a) the principal portion of all scheduled monthly payments on the mortgage loans on the related due date or received by the Servicer on or prior to the Servicer remittance date or advanced by the Servicer for the Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and
                               (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).
------------------------------------------------------------------------------------------------------
Overcollateralization Amount:  For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due
                               Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                               Period, after taking into account any Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii)
                               the aggregate class certificate balance of the Offered Certificates as of such Distribution Date.
------------------------------------------------------------------------------------------------------
Senior Enhancement             For any Distribution Date, the percentage obtained by dividing (x)
Percentage:                    the sum of (i) the aggregate class certificate balance of the Class
                               M Certificates and (ii) the Overcollateralization Amount (after taking into account the distributions of the Principal Remittance
                               Amount for that Distribution Date) by (y) the aggregate principal balance of the mortgage loans for that Distribution Date.
------------------------------------------------------------------------------------------------------
Senior Specified Enhancement   17.30%
Percentage:
------------------------------------------------------------------------------------------------------
Interest Carryforward Amount:  With respect to each class of Offered Certificates and each
                               Distribution Date, is the excess of: (a) Accrued Certificate Interest for such class with respect to prior Distribution Dates, over (b)
                               the amount actually distributed to such class with respect to interest on prior Distribution Dates.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Stepdown Date:                 The earlier to occur of (a) the Distribution Date immediately following the Distribution Date on which the aggregate class certificate balance of the Class  A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in
                               October 2010 and (ii) the first distribution date on which the Senior
                               Enhancement Percentage for the Class  A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution Date but prior to any application of principal payments to the Certificates) is greater than or equal to the Senior
                               Specified Enhancement Percentage.
------------------------------------------------------------------------------------------------------
Trigger Event:                 A "Trigger Event," with respect to each Distribution Date,  exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are
                               REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.0% and the Senior Enhancement Percentage or if the Cumulative Loss Test has been violated.
------------------------------------------------------------------------------------------------------
Overcollateralization Floor:   An amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.
------------------------------------------------------------------------------------------------------
Overcollateralization Target   The initial OC level for the Offered Certificates will equal
Amount:                        approximately 3.90% of the Cut-off Date unpaid principal balance of the mortgage loans. The Overcollateralization Target Amount for the
                               Offered Certificates will equal (i) prior to the Stepdown Date 3.90%
                               of the Cut-off Date unpaid principal balance of the mortgage loans,
                               (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of (a) 7.80% of the unpaid principal balance of the mortgage loans (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) and
                               (b) the Overcollateralization Floor and (iii) on or after the
                               Stepdown Date, if a Trigger Event is in effect, the
                               Overcollateralization Target Amount for the prior Distribution Date.
                               On or after the date on which the aggregate class certificate balance of the Offered Certificates has been reduced to zero, the
                               Overcollateralization Target Amount will equal zero.
------------------------------------------------------------------------------------------------------
Overcollateralization          Overcollateralization Reduction Amount for any Distribution Date will
Reduction Amount:              be the lesser of (a) the Principal Remittance Amount  on such
                               Distribution Date and (b) the excess, if any, of (i) the
                               Overcollateralization Amount for such Distribution Date over (ii) the
                               Overcollateralization Target Amount for such Distribution Date.
------------------------------------------------------------------------------------------------------
Cumulative Loss Test:          The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

                               Distribution Date:                    Percentage:
                               ------------------                    -----------
                               October 2009 through September 2010:  0.30% with respect to October 2009, plus an additional 1/12th of 0.45%
                                                                     for each month thereafter through
                                                                     September 2010.
                               October 2010 through September 2011:  0.75% with respect to October 2010, plus an additional 1/12th of 0.55%
                                                                     for each month thereafter through
                                                                     September 2011.

                               October 2011 through September 2012:  1.30% with respect to October 2011, plus an additional 1/12th of 0.60%
                                                                     for each month thereafter through
                                                                     September 2012.

                               October 2012 through September 2013:  1.90% with respect to October 2012, plus an additional 1/12th of 0.30%
                                                                     for each month thereafter through
                                                                     September 2013.

                               October 2013 through September 2014:  2.20% with respect to October 2012, plus an additional 1/12th of 0.05%
                                                                     for each month thereafter through
                                                                     September 2013.

                               October 2014 and thereafter:          2.25% with respect to October 2013
                                                                     and thereafter.
 ------------------------------------------------------------------------------------------------------
Net Monthly Excess         For any Distribution Date, the excess of Cashflow: (x) the available funds
Cashflow:                  for such Distribution Date over (y) the sum for such Distribution Date of distribution of Interest Remittance Amount (a) the (according to the
                           Priority of Distributions) and (b) the distribution of Principal Remittance
                           Amount (according to the Priority of Distributions).
 ------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Priority of Payments:          Payments on the Certificates will be made on the 25th day of each month (or the next business day thereafter). The Interest Remittance
                               Amount will be distributed according to the following priority:

                               Interest Payments:

                               1.   On a pro rata basis based upon their respective entitlements, to the holders of the Class A-1, Class A-2 and Class A-3
                                    Certificates, any related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as
                                    applicable;

                               2.   To the holders of the Class M-1 Certificates, the Accrued
                                    Certificate Interest for such class;

                               3.   To the holders of the Class M-2 Certificates, the Accrued
                                    Certificate Interest for such class;

                               4.   To the holders of the Class M-3 Certificates, the Accrued
                                    Certificate Interest for such class;

                               5.   To the holders of the Class M-4 Certificates, the Accrued
                                    Certificate Interest for such class;

                               6.   To the holders of the Class M-5 Certificates, the Accrued
                                    Certificate Interest for such class; and

                               7.   Any remainder to be included as Net Monthly Excess Cashflow as described below.

------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Priority of Payments (cont.):  Principal Distributions:

                               Prior to the Stepdown Date or on a Distribution Date on which a
                               Trigger Event is in effect, the Principal Distribution Amount will be distributed according to the following priority:

                               1.   To the extent that interest funds are insufficient, any
                                    additional amounts necessary to make a Net Swap Payment and/or a
                                    Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the
                                    Certificate Swap Provider;

                               2.   To the holders of the Class A-1, Class A-2 and Class A-3
                                    Certificates, pro rata based on class certificate balances, until the class certificate balance of each such class has been reduced to zero;

                               3.   To the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, sequentially in that order, until the class certificate balance of each such class has been
                                    reduced to zero; and

                               4.   Any remainder to be included as part of Net Monthly Excess
                                    Cashflow as described below.

                               On or after the Stepdown Date and on a Distribution Date on which a
                               Trigger Event is not in effect, the Principal Distribution Amount will be distributed according to the following priority:

                               1.   To the extent that interest funds are insufficient, any
                                    additional amounts necessary to make a Net Swap Payment and/or a
                                    Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the
                                    Certificate Swap Provider;

                               2.   The Class A Principal Distribution Amount, pro rata based on class certificate balances, to the holders of the Class A-1,
                                    Class A-2 and Class A-3 Certificates, until the class
                                    certificate balance of each such class has been reduced to zero;

                               3.   To the holders of the Class M-1 Certificates, the Class M-1
                                    Principal Distribution Amount until the class certificate
                                    balance of such class has been reduced to zero;

                               4.   To the holders of the Class M-2 Certificates, the Class M-2
                                    Principal Distribution Amount until the class certificate
                                    balance of such class has been reduced to zero;

                               5.   To the holders of the Class M-3 Certificates, the Class M-3
                                    Principal Distribution Amount until the class certificate
                                    balance of such class has been reduced to zero;

                               6.   To the holders of the Class M-4 Certificates, the Class M-4
                                    Principal Distribution Amount until the class certificate
                                    balance of such class has been reduced to zero;

                               7.   To the holders of the Class M-5 Certificates, the Class M-5
                                    Principal Distribution Amount until the class certificate
                                    balance of such class has been reduced to zero; and

                               8.   Any remainder to be included as part of Net Monthly Excess
                                    Cashflow as described below.

------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Priority of Payments (cont.):  Net Monthly Excess Cashflow:

                               With respect to any Distribution Date, any Net Monthly Excess Cashflow
                               will be distributed according to the following priority:

                               1.   To the Class A and Class M Certificates then entitled to receive distributions in respect of principal, in an amount necessary to make the Overcollateralization Amount equal to the
                                    Overcollateralization Target Amount, payable to such classes of certificates in the same priority as the Principal Distribution
                                    Amount as described under "Principal Distributions" above;

                               2.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4
                                    and Class M-5 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                               3.   Among the Class A Certificates, first to the Class A-1
                                    Certificates, second to the Class A-2 Certificates and third to the Class A-3 Certificates, in an amount equal to the Unpaid
                                    Realized Loss Amount for such class;

                               4.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4
                                    and Class M-5 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                               5.   Pro rata, to the Class A Certificates, first, based on their respective class certificate balance only with respect to the
                                    Class A Certificates with an outstanding Net Rate Carryover and then based on their respective remaining Net Rate Carryover amount;

                               6.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4
                                    and Class M-5 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                               7.   To the Certificate Swap Account, the amount of any Defaulted
                                    Swap Termination Payment due to the Certificate Swap Provider
                                    under the Certificate Swap Agreement; and

                               8.   To fund distributions to the holders of the Class CE and R
                                    Certificates in each case in the amounts specified in the
                                    pooling and servicing agreement.
------------------------------------------------------------------------------------------------------
Net Rate Carryover:            If on any Distribution Date, the Certificate Interest Rate for any
                               class of Offered Certificates is based upon the   Loan Cap, the sum of
                               (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that Distribution Date had
                               the Certificate Interest Rate not been subject to the   Loan Cap, over
                               (ii) the amount of Accrued Certificate Interest distributable on such
                               class of certificates on that Distribution Date based on the   Loan
                               Cap, and (y) the unpaid portion of any such excess described in clause
                               (x) from prior Distribution Dates (and related accrued interest at the then applicable Certificate Interest Rate on that class of
                               certificates, without giving effect to the   Loan Cap) is the "Net
                               Rate Carryover" on those classes of certificates.
------------------------------------------------------------------------------------------------------
  Loan Cap:                    Product of:

                               (i)     (a) the weighted average of the net mortgage rates for the
                                       Mortgage Loans then in effect on the beginning of the related
                                       Due Period, minus (b) the product of (x) the sum of (i) Net
                                       Swap Payment plus any Swap Termination Payment (other than a
                                       Defaulted Swap Termination Payment) made to the Swap Provider, if any, from available funds expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap
                                       Payment plus any Swap Termination Payment (other than a
                                       Defaulted Swap Termination Payment) made to the Swap Provider from available funds and the denominator of which is equal to
                                       the aggregate principal balance of the   Mortgage Loans  and
                                       (y) 12.

                                (ii)   a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest
                                       Accrual Period.

------------------------------------------------------------------------------------------------------
Principal Distribution         The Principal Distribution Amount for any Distribution Date will equal
Amount:                        (i) the Principal Remittance Amount for such Distribution Date minus
                               (ii) the amount of any Overcollateralization Reduction Amount for such
                               Distribution Date and any amounts payable or reimbursable to the
                               Servicer or the Trustee prior to distributions being made on the
                               Senior Certificates and Subordinate Certificates. In no event will the
                               Principal Distribution Amount with respect to any Distribution Date be less than zero or greater than the then outstanding aggregate class certificate balance of the Senior Certificates and Subordinate
                               Certificates.
------------------------------------------------------------------------------------------------------
Class A Principal              The Class A Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the aggregate class certificate balance of the
                               Class A Certificates immediately prior to such Distribution Date over
                               (y) the lesser of (A) the product of (i) 82.70% and (ii) the principal balance of the mortgage loans as of the last day of the related Due
                               Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the Due Period minus the  Overcollateralization
                               Floor.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Class M-1 Principal            The Class M-1 Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (ii) the
                               class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.30% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.
------------------------------------------------------------------------------------------------------
Class M-2 Principal            The Class M-2 Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal
                               Distribution Amount) and (ii) the class certificate balance of the
                               Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the  mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.
------------------------------------------------------------------------------------------------------
Class M-3 Principal            The Class M-3 Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class
                               M-2 Principal Distribution Amount) and (ii) the class certificate balance of the Class  M-3 Certificates immediately prior to such
                               Distribution Date over (y) the lesser of (A) the product of (i) 89.60%
                               and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due
                               Period minus the Overcollateralization Floor.
------------------------------------------------------------------------------------------------------
Class M-4 Principal            The Class M-4 Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2 and Class M-3
                               Certificates (after taking into account the payment of the Class A,
                               Class M-1, Class M-2 and Class M-3 Principal Distribution Amount) and
                               (ii) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A)
                               the product of (i) 91.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
                               (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the
                               Overcollateralization Floor.
------------------------------------------------------------------------------------------------------
Class M-5 Principal            The Class  M-5 Principal Distribution Amount is an amount equal to the
Distribution Amount:           excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                               Certificates (after taking into account the payment of the Class A,
                               Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution
                               Amount) and (ii) the class certificate balance of the Class M-5
                               Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.
------------------------------------------------------------------------------------------------------
Realized Losses:               With respect to any Distribution Date and any defaulted mortgage loan, the excess of the Stated Principal Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.
------------------------------------------------------------------------------------------------------
Allocation of Losses:          After the credit enhancement provided by excess cashflow and overcollateralization (if any) and interest rate support provided by
                               Net Swap Payments paid to the trust have been exhausted, collections otherwise payable to the Class  M Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class
                               A Certificates. Realized losses are allocated to the Class  M
                               Certificates, beginning with the Class M Certificates with the lowest distribution priority, until the class certificate balance of the
                               Class M Certificates has been reduced to zero. If the aggregate class certificate balance of the Class M Certificates is reduced to zero, any realized losses will be allocated first to the Class  A-3
                               Certificates, second to the Class  A-2 Certificates and third to the
                               Class A-1 Certificates.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Applied Realized Loss          If on any Distribution Date, after giving effect to the distributions
Amounts:                       described above, the aggregate class certificate balance of the
                               Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class M-5, ClassM-4, Class M-3,
                               Class M-2 and Class M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero. After the class certificate balances of the Class  M certificates have been reduced to zero, if the aggregate class certificate balance of the Class  A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                               A Certificates in the following order: realized losses are allocated first to the Class A-3 Certificates, second to the Class A-2
                               Certificates and third to the Class A-1 Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss
                               Amount."

                               Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized
                               Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in the prospectus supplement for
                               BCAP LLC Trust 2007-AA5.
------------------------------------------------------------------------------------------------------
Unpaid Realized Loss Amount:   For any class of certificates, (x) the portion of the aggregate
                               Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class.
------------------------------------------------------------------------------------------------------
Subsequent Recoveries:         Unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss
                               (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.
------------------------------------------------------------------------------------------------------
Certificate Swap Agreement:    On or before the closing date, the trust will enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap
                               Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap
                               Agreement, and an account will be established to deposit funds so received ("Certificate Swap Account"). On each Distribution Date commencing on October 2009 and ending on August 2014, the trustee, on behalf of the trust will be obligated to make fixed payments under the
                               Certificate Swap Agreement at a rate of 4.975% (1) per annum and the
                               Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate
                               Swap Agreement), in each case calculated on a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                               To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap
                               Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a
                               Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the
                               Certificate Swap Account and applied to make payments as described in
                               "Distributions from the Certificate Swap Account" below. The
                               Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the
                               Certificate Swap Agreement is in effect, as specified in the
                               Certificate Swap Agreement.

                               Upon early termination of either of the Certificate Swap Agreement, the trust, or the Certificate Swap Provider may be liable to make a
                               Swap Termination Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the
                               Certificate Swap Agreement (any such payment, a "Swap Termination
                               Payment"). In the event that the trust is required to make a Swap
                               Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment  received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap
                               Provider as will be further described in the prospectus supplement (a
                               "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.

                               (1) The swap rate may be adjusted by a multiple from 0.98% to 1.02%
                                   based on the final collateral pool.
------------------------------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Distributions from the         On or prior to each Distribution Date, following the distributions of
Certificate Swap Account and   Net Monthly Excess Cashflow described under "Priority of Payments -
the Interest Rate Cap          Net Monthly Excess Cashflow" above, the trustee shall distribute any
Agreement:                     amounts on deposit in the Certificate Swap Account and cap payments to the trust from the Interest Rate Cap Agreement in the following amounts and order of priority:

                               1.   To the Certificate Swap Provider, the sum of (x) all Net Swap
                                    Payments and (y) any Swap Termination Payment, other than a
                                    Defaulted Swap Termination Payment, if any, owed to the
                                    Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                               2.   Concurrently to the holders of the Class A Certificates, pro rata based on their respective entitlements, any remaining
                                    Accrued Certificate Interest and Interest Carryforward Amount;

                               3.   Sequentially, to the holders of the Class M-1, Class M-2, Class
                                    M-3, Class M-4 and Class M-5 Certificates, in that order, in each case in an amount equal to any remaining Accrued
                                    Certificate Interest and Interest Carryforward Amount for such class;

                               4.   Concurrently, to the holders of the Class A Certificates, first, pro rata based on their respective class certificate balance only with respect to the Class A Certificates with an
                                    outstanding Net Rate Carryover and then pro rata based on their respective remaining Net Rate Carryover amount;

                               5.   Sequentially, to the holders of the Class M-1, Class M-2, Class
                                    M-3, Class M-4 and Class M-5 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                               6.   To the extent not paid from available funds, from the
                                    Certificate Swap Account, to pay any principal on the Class A
                                    Certificates and on the Class M Certificates, in accordance with the principal payment provisions described above (under
                                    "Priority of Payments - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target
                                    Amount as a result of current or prior Realized Losses not previously reimbursed;

                               7.   Among the Class A Certificates, first to the Class A-1
                                    Certificates, second to the Class A-2 Certificates and third to the Class A-3 Certificates, in an amount equal to the Unpaid
                                    Realized Loss Amount for such class;

                               8.   Sequentially, to the holders of the Class M-1, Class M-2, Class
                                    M-3, Class M-4 and Class M-5 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized
                                    Loss Amount for such class;

                               9.   To the Certificate Swap Provider, any Defaulted Swap Termination
                                    Payment owed to the Certificate Swap Provider for that
                                    Distribution Date; and

                               10.  To the holders of the Class CE Certificates, any remaining amounts.

                               Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap
                               Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination Payment under the Certificate Swap
                               Agreement due to a Defaulted Swap Termination Payment payable to the
                               Swap Counterparty with respect to such Distribution Date.
------------------------------------------------------------------------------------------------------
Certificate Swap Provider      Barclays Bank PLC ("Barclays"), as Swap and Interest Rate Cap
and Interest Rate Cap          Provider, is a public limited company registered in England and Wales.
Provider:                      Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated
                               AA+ by Fitch, AA by S&P and Aa1 by Moody's.
------------------------------------------------------------------------------------------------------
Interest Rate Cap Agreement:   On or before the closing date, the trust will enter into an Interest
                               Rate Cap Agreement with an initial notional amount of $267,487,000.
                               Under the Interest Rate Cap Agreement, on each Distribution Date commencing in October 2007 and ending on September 2009, the trust will be entitled to receive an amount equal to the product of (x) a per annum rate equal to the excess, if any, of (i) the lessor of one-month LIBOR (as determined pursuant to the Interest Rate Cap
                               Agreement) and 11%, over (ii) 6.50%, (y) the cap notional amount as set forth in the Interest Rate Cap Schedule below for that
                               Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. The cap notional amount will be equal to the scheduled notional amount set forth in the Interest Rate Cap
                               Schedule below.
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Swap Agreement Balance Schedule
--------------------------------------------------------------------------------

Period      Date         Notional (1)      Period      Date        Notional (1)
------   ----------   ---------------      ------   ----------   ---------------
     1   10/25/2007             $0.00          43    4/25/2011   $120,331,326.94
     2   11/25/2007             $0.00          44    5/25/2011   $117,993,698.23
     3   12/25/2007             $0.00          45    6/25/2011   $115,811,138.19
     4    1/25/2008             $0.00          46    7/25/2011   $113,668,902.94
     5    2/25/2008             $0.00          47    8/25/2011   $111,566,248.03
     6    3/25/2008             $0.00          48    9/25/2011   $109,502,442.78
     7    4/25/2008             $0.00          49   10/25/2011   $107,476,769.97
     8    5/25/2008             $0.00          50   11/25/2011   $105,488,525.64
     9    6/25/2008             $0.00          51   12/25/2011   $102,425,340.53
    10    7/25/2008             $0.00          52    1/25/2012   $100,531,948.50
    11    8/25/2008             $0.00          53    2/25/2012    $98,673,522.35
    12    9/25/2008             $0.00          54    3/25/2012    $88,882,008.49
    13   10/25/2008             $0.00          55    4/25/2012    $68,054,444.09
    14   11/25/2008             $0.00          56    5/25/2012    $65,867,289.10
    15   12/25/2008             $0.00          57    6/25/2012    $64,648,306.13
    16    1/25/2009             $0.00          58    7/25/2012    $63,451,852.45
    17    2/25/2009             $0.00          59    8/25/2012    $62,277,512.05
    18    3/25/2009             $0.00          60    9/25/2012    $61,124,876.61
    19    4/25/2009             $0.00          61   10/25/2012    $59,993,545.36
    20    5/25/2009             $0.00          62   11/25/2012    $58,883,124.90
    21    6/25/2009             $0.00          63   12/25/2012    $57,793,229.09
    22    7/25/2009             $0.00          64    1/25/2013    $56,723,478.93
    23    8/25/2009             $0.00          65    2/25/2013    $55,673,502.42
    24    9/25/2009             $0.00          66    3/25/2013    $54,642,934.39
    25   10/25/2009   $170,935,516.43          67    4/25/2013    $53,631,416.44
    26   11/25/2009   $167,775,095.64          68    5/25/2013    $52,638,596.78
    27   12/25/2009   $164,673,047.94          69    6/25/2013    $51,664,130.09
    28    1/25/2010   $159,214,368.99          70    7/25/2013    $50,707,677.45
    29    2/25/2010   $156,270,328.15          71    8/25/2013    $49,768,906.20
    30    3/25/2010   $153,380,668.19          72    9/25/2013    $48,847,489.79
    31    4/25/2010   $150,544,385.38          73   10/25/2013    $47,943,107.70
    32    5/25/2010   $147,760,494.49          74   11/25/2013    $47,055,445.33
    33    6/25/2010   $145,028,028.46          75   12/25/2013    $46,184,193.92
    34    7/25/2010   $142,346,038.09          76    1/25/2014    $45,329,050.35
    35    8/25/2010   $139,713,591.67          77    2/25/2014    $44,489,717.14
    36    9/25/2010   $137,129,774.68          78    3/25/2014    $43,665,902.27
    37   10/25/2010   $134,593,689.51          79    4/25/2014    $42,857,319.14
    38   11/25/2010   $132,104,455.05          80    5/25/2014    $42,063,686.41
    39   12/25/2010   $129,661,206.48          81    6/25/2014    $41,101,146.94
    40    1/25/2011   $127,263,094.94          82    7/25/2014     $6,304,716.15
    41    2/25/2011   $124,909,287.22          83    8/25/2014       $374,515.78
    42    3/25/2011   $122,598,965.46          84    9/25/2014             $0.00


(1) The notional balance may be adjusted +/-5% based upon the final collateral pool.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Interest Rate Cap Agreement Balance Schedule
--------------------------------------------------------------------------------

                     Period       Date       Notional (1)
                     ------   ----------   ---------------
                          1   10/25/2007   $267,487,000.00
                          2   11/25/2007   $265,133,200.41
                          3   12/25/2007   $262,800,029.83
                          4    1/25/2008   $260,487,307.75
                          5    2/25/2008   $258,194,855.23
                          6    3/25/2008   $255,922,494.91
                          7    4/25/2008   $253,670,050.96
                          8    5/25/2008   $251,437,349.11
                          9    6/25/2008   $249,224,216.60
                         10    7/25/2008   $247,030,482.20
                         11    8/25/2008   $244,855,976.14
                         12    9/25/2008   $242,700,530.16
                         13   10/25/2008   $240,563,977.46
                         14   11/25/2008   $238,446,152.73
                         15   12/25/2008   $236,346,892.08
                         16    1/25/2009   $234,266,033.04
                         17    2/25/2009   $232,203,414.57
                         18    3/25/2009   $230,158,877.08
                         19    4/25/2009   $228,132,262.30
                         20    5/25/2009   $226,123,413.41
                         21    6/25/2009   $224,132,174.93
                         22    7/25/2009   $222,158,392.75
                         23    8/25/2009   $220,201,914.10
                         24    9/25/2009   $218,262,587.55
                         25   10/25/2009             $0.00


(1) The notional balance may be adjusted +/-5% based upon the final collateral pool.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

Interest Available Rate

------------------------------------------------------------------------------------------------------
Interest Available Rate:       On any Distribution Date and any class of Offered Certificates, the per annum rate equal to (a) the interest received from the mortgage loans adjusted to account for any Net Swap Payments or Swap
                               Termination Payments payable the Certificate Swap Provider divided by the aggregate principal balance of the mortgage loans and multiplied by (b) a fraction equal to (x) 360 divided by (y) the actual number of days in the related Accrual Period.
------------------------------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


---------   -------------------------------   -----------------------------
            AFC at 25% CPR incl. both Neg     AFC at 25% CPR incl. both Neg
Date          and Pos Swap, Cap Payments        and Pos Swap, Cap Payments
            All Benchmarks at Pricing Rates       All Benchmarks at 20%
---------   -------------------------------   -----------------------------
25-Oct-07               5.71                              10.03
25-Nov-07               6.26                              10.65
25-Dec-07               6.47                              10.92
25-Jan-08               6.26                              10.78
25-Feb-08               6.26                              10.85
25-Mar-08               6.69                              11.36
25-Apr-08               6.26                              11.00
25-May-08               6.47                              11.28
25-Jun-08               6.26                              11.14
25-Jul-08               6.47                              11.42
25-Aug-08               6.26                              11.29
25-Sep-08               6.26                              11.37
25-Oct-08               6.47                              11.66
25-Nov-08               6.26                              11.53
25-Dec-08               6.47                              11.82
25-Jan-09               6.26                              11.69
25-Feb-09               6.26                              11.77
25-Mar-09               6.93                              12.53
25-Apr-09               6.26                              11.94
25-May-09               6.47                              12.24
25-Jun-09               6.26                              12.12
25-Jul-09               6.47                              12.42
25-Aug-09               6.26                              12.30
25-Sep-09               6.26                              12.39
25-Oct-09               6.66                              22.90
25-Nov-09               6.63                              22.95
25-Dec-09               6.66                              23.07
25-Jan-10               6.65                              22.91
25-Feb-10               6.65                              23.00
25-Mar-10               6.76                              23.19
25-Apr-10               6.66                              23.18
25-May-10               6.69                              23.30
25-Jun-10               6.66                              23.36
25-Jul-10               6.69                              23.48
25-Aug-10               6.66                              23.54
25-Sep-10               6.67                              23.64
25-Oct-10               6.69                              23.76
25-Nov-10               6.67                              23.82
25-Dec-10               6.70                              23.94
25-Jan-11               6.68                              24.04
25-Feb-11               6.68                              24.14
25-Mar-11               6.75                              24.30
25-Apr-11               6.68                              24.33
25-May-11               6.70                              24.43
25-Jun-11               6.69                              24.51
25-Jul-11               6.71                              24.63
25-Aug-11               6.69                              24.71
25-Sep-11               6.70                              24.81
25-Oct-11               6.71                              24.92
25-Nov-11               6.70                              25.01
25-Dec-11               6.72                              24.97
25-Jan-12               6.71                              25.09
25-Feb-12               6.71                              25.19
25-Mar-12               6.80                              24.23
25-Apr-12               6.75                              21.32
25-May-12               6.82                              21.37
25-Jun-12               6.75                              21.32
25-Jul-12               6.82                              21.51
25-Aug-12               6.75                              21.47
25-Sep-12               6.76                              21.54
25-Oct-12               6.83                              21.73
25-Nov-12               6.76                              21.69
25-Dec-12               6.83                              21.88
25-Jan-13               6.76                              21.84
25-Feb-13               6.76                              21.92
25-Mar-13               6.97                              22.34
25-Apr-13               6.77                              22.07
25-May-13               6.83                              22.25
25-Jun-13               6.77                              22.22
25-Jul-13               6.83                              22.41
25-Aug-13               6.77                              22.38
25-Sep-13               6.78                              22.46
25-Oct-13               6.84                              22.64
25-Nov-13               6.78                              22.62
25-Dec-13               6.84                              22.80
25-Jan-14               6.78                              22.78
25-Feb-14               6.78                              22.86
25-Mar-14               6.96                              23.26
25-Apr-14               6.79                              23.02
25-May-14               6.84                              23.20
25-Jun-14               6.79                              23.13
25-Jul-14               6.78                              13.23
25-Aug-14               6.55                              11.12
25-Sep-14               6.55                              11.01
25-Oct-14               6.77                              11.37
25-Nov-14               6.55                              11.01
25-Dec-14               6.77                              11.37
25-Jan-15               6.55                              11.01
25-Feb-15               6.55                              11.01
25-Mar-15               7.25                              12.19
25-Apr-15               6.55                              11.01
25-May-15               6.77                              11.37
25-Jun-15               6.55                              11.01
25-Jul-15               6.77                              11.37
25-Aug-15               6.55                              11.01
25-Sep-15               6.55                              11.01
---------   -------------------------------   -----------------------------


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.149%, 5.110%, 4.878% and 4.063%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider and any cap payments.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Excess Spread(1)(2)
--------------------------------------------------------------------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

       Period      Excess Interest             Period     Excess Interest
      ---------    ---------------            ---------   ---------------
      25-Oct-07        0.223%                 25-Oct-11        1.257%
      25-Nov-07        0.623%                 25-Nov-11        1.266%
      25-Dec-07        0.827%                 25-Dec-11        1.266%
      25-Jan-08        0.634%                 25-Jan-12        1.275%
      25-Feb-08        0.639%                 25-Feb-12        1.277%
      25-Mar-08        1.055%                 25-Mar-12        1.332%
      25-Apr-08        0.651%                 25-Apr-12        1.298%
      25-May-08        0.853%                 25-May-12        1.353%
      25-Jun-08        0.662%                 25-Jun-12        1.301%
      25-Jul-08        0.865%                 25-Jul-12        1.355%
      25-Aug-08        0.675%                 25-Aug-12        1.304%
      25-Sep-08        0.681%                 25-Sep-12        1.306%
      25-Oct-08        0.883%                 25-Oct-12        1.357%
      25-Nov-08        0.695%                 25-Nov-12        1.309%
      25-Dec-08        0.897%                 25-Dec-12        1.359%
      25-Jan-09        0.709%                 25-Jan-13        1.313%
      25-Feb-09        0.716%                 25-Feb-13        1.314%
      25-Mar-09        1.366%                 25-Mar-13        1.505%
      25-Apr-09        0.731%                 25-Apr-13        1.318%
      25-May-09        0.932%                 25-May-13        1.364%
      25-Jun-09        0.747%                 25-Jun-13        1.321%
      25-Jul-09        0.948%                 25-Jul-13        1.365%
      25-Aug-09        0.764%                 25-Aug-13        1.325%
      25-Sep-09        0.772%                 25-Sep-13        1.326%
      25-Oct-09        1.162%                 25-Oct-13        1.368%
      25-Nov-09        1.158%                 25-Nov-13        1.330%
      25-Dec-09        1.182%                 25-Dec-13        1.370%
      25-Jan-10        1.199%                 25-Jan-14        1.333%
      25-Feb-10        1.211%                 25-Feb-14        1.335%
      25-Mar-10        1.291%                 25-Mar-14        1.494%
      25-Apr-10        1.235%                 25-Apr-14        1.339%
      25-May-10        1.256%                 25-May-14        1.375%
      25-Jun-10        1.260%                 25-Jun-14        1.343%
      25-Jul-10        1.279%                 25-Jul-14        1.310%
      25-Aug-10        1.286%                 25-Aug-14        1.095%
      25-Sep-10        1.300%                 25-Sep-14        1.093%
      25-Oct-10        1.315%                 25-Oct-14        1.303%
      25-Nov-10        1.232%                 25-Nov-14        1.093%
      25-Dec-10        1.243%                 25-Dec-14        1.303%
      25-Jan-11        1.243%                 25-Jan-15        1.093%
      25-Feb-11        1.245%                 25-Feb-15        1.093%
      25-Mar-11        1.278%                 25-Mar-15        1.786%
      25-Apr-11        1.250%                 25-Apr-15        1.093%
      25-May-11        1.251%                 25-May-15        1.303%
      25-Jun-11        1.255%                 25-Jun-15        1.093%
      25-Jul-11        1.253%                 25-Jul-15        1.303%
      25-Aug-11        1.259%                 25-Aug-15        1.093%
      25-Sep-11        1.261%                 25-Sep-15        1.093%

Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.149%, 5.110%, 4.878% and 4.063%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment and cap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Call
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.149%, 5.110%, 4.878% and 4.063%, respectively

o    10% Clean Up Call is exercised


---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-1         WAL               7.47          5.13         2.97         2.39         1.97         1.37         1.01
                  First Prin Pay       1             1            1            1            1            1            1
                  Last Prin Pay      224           162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-2         WAL               7.47          5.13         2.97         2.39         1.97         1.37         1.01
                  First Prin Pay       1             1            1            1            1            1            1
                  Last Prin Pay      224           162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-3         WAL               7.47          5.13         2.97         2.39         1.97         1.37         1.01
                  First Prin Pay       1             1            1            1            1            1            1
                  Last Prin Pay      224           162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-1         WAL               12.94         9.00         5.29         4.50         4.06         3.87         2.93
                  First Prin Pay       79           51           38           39           41           45           35
                  Last Prin Pay       224          162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR      15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-2         WAL               12.93         9.00         5.29         4.48         4.02         3.73         2.93
                  First Prin Pay       79           51           38           39           40           43           35
                  Last Prin Pay       224          162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-3         WAL               12.94         9.00         5.29         4.47         3.99         3.63         2.93
                  First Prin Pay       79           51           37           38           39           42           35
                  Last Prin Pay       224          162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-4         WAL               12.93         9.00         5.28         4.45         3.97         3.56         2.93
                  First Prin Pay       79           51           37           38           39           41           35
                  Last Prin Pay       224          162           96           78           65           47           35

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-5         WAL               12.93         9.00         5.28         4.45         3.97         3.52         2.93
                  First Prin Pay       79           51           37           38           39           40           35
                  Last Prin Pay       224          162           96           78           65           47           35
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table - To Maturity
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.149%, 5.110%, 4.878% and 4.063%, respectively

o    10% Clean Up Call is not exercised


---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-1        WAL               7.84           5.51         3.24         2.61         2.15         1.50         1.03
                 First Prin Pay       1              1            1            1            1            1            1
                 Last Prin Pay      343            308          210          174          146          107           80

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-2        WAL               7.84           5.51         3.24         2.61         2.15         1.50         1.03
                 First Prin Pay       1              1            1            1            1            1            1
                 Last Prin Pay      343            308          210          174          146          107          80

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class A-3        WAL               7.84           5.51         3.24         2.61         2.15         1.50         1.03
                 First Prin Pay       1              1            1            1            1            1            1
                 Last Prin Pay      343            308          210          174          146          107           80

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-1        WAL               13.64          9.67         5.75         4.88         4.37         4.10         5.27
                 First Prin Pay       79            51           38           39           41           45           58
                 Last Prin Pay       297           233          145          119           99           72           71

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-2        WAL               13.59          9.61         5.71         4.83         4.30         3.93         4.49
                 First Prin Pay       79            51           38           39           40           43           50
                 Last Prin Pay       289           224          139          114           94           68           58

---------------------------------------------------------------------------------------------------------------------------
                                  10% CPR        15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-3        WAL               13.53          9.54         5.66         4.77         4.24         3.81         4.08
                 First Prin Pay       79            51           37           38           39           42           47
                 Last Prin Pay       279           213          131          107           89           64           50

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-4        WAL               13.46          9.48         5.61         4.72         4.18         3.72         3.87
                 First Prin Pay       79            51           37           38           39           41           45
                 Last Prin Pay       271           205          126          102           85           61           47

---------------------------------------------------------------------------------------------------------------------------
                                 10% CPR       15% CPR      25% CPR      30% CPR      35% CPR      45% CPR      55% CPR
---------------------------------------------------------------------------------------------------------------------------
Class M-5        WAL               13.38          9.40         5.56         4.67         4.14         3.65         3.71
                 First Prin Pay       79            51           37           38           39           40           44
                 Last Prin Pay       263           197          120           97           81           58           45
---------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Breakeven Analysis
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                            Static
-----------------------------------------------------------------------------------------------------------------------------


Class                            M-1                     M-2                M-3              M-4                 M-5
Rating (S/ M/ D)         AA+ / Aa1 / AA(high)    AA+ / Aa2 / AA(high)   AA / A3 / AA     AA / A1 / AA     AA- / A2 / AA (low)
Loss Severity                    25%                     25%                 25%              25%                 25%
Indices                        Static                   Static             Static           Static              Static
Default (CDR)                  14.08                    11.37               9.98             8.93                8.25
Collateral Loss (%)             8.64                     7.40               6.70             6.15                5.77
-----------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------
                                                            Forward
-----------------------------------------------------------------------------------------------------------------------------

Class                            M-1                     M-2                M-3              M-4                 M-5
Rating (S/ M/ D)         AA+ / Aa1 / AA(high)    AA+ / Aa2 / AA(high)   AA / A3 / AA     AA / A1 / AA     AA- / A2 / AA (low)

Loss Severity                   25%                     25%                  25%              25%                 25%
Indices                       Forward                 Forward              Forward          Forward             Forward
Default (CDR)                  15.15                    12.34              10.90             9.82                9.13
Collateral Loss (%)             9.09                     7.86               7.17             6.62                6.26
-----------------------------------------------------------------------------------------------------------------------------


Assumptions
  Run at pricing speed assumption of 25% CPR to Maturity
  All Trigger Events Failing
  12 month lag to recovery
  "Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
  Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                 September 20, 2007
BCAP LLC Trust, 2007-AA5
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Contact Information
--------------------------------------------------------------------------------

                                Barclays Capital
--------------------------------------------------------------------------------
ABS Finance
--------------------------------------------------------------------------------
Jay Kim                          (212) 412-7621
                                 jay.kim@barcap.com

Michael Dryden                   (212) 412-7539
                                 michael.dryden@barcap.com

Belinda Torres                   (212) 412-7592
                                 belinda.torres@barcap.com

Keith.Singletary                 (212) 412-1134
                                 Keith.Singletary@barcap.com

Alison Cohen                     (212) 412-6906
                                 alison.cohen@barcap.com
--------------------------------------------------------------------------------
Structure & Collateral
--------------------------------------------------------------------------------
Maggie Jiang                     (212) 412-6894
                                 maggie.jiang@barcap.com

Martin Akguc                     (212) 412-2442
                                 martin.akguc@barcap.com

Dan King                         (212) 412-3676
                                 daniel.king@barcap.com

Michael Kuszynski                (212) 412-5254
                                 michael.kuszynski@barcap.com

Eva Andrijcic                    (212) 412-6766
                                 eva.andrijcic@barcap.com
--------------------------------------------------------------------------------
Trading
--------------------------------------------------------------------------------
Steve Cozine                     (212) 412-1316
                                 steve.cozine@barcap.com

Rich Chung                       (212) 412-5332
                                 richard.chung@barcap.com

Doug Calamari                    douglas.calamari@barcap.com
                                 (212) 412-5455
--------------------------------------------------------------------------------


                                 Rating Agencies

--------------------------------------------------------------------------------
Standard & Poor's
--------------------------------------------------------------------------------
Jong Kim                         (212) 438-2886
                                 jong_kim@sandp.com
--------------------------------------------------------------------------------
Moody's
--------------------------------------------------------------------------------
Jipil Ha                         (212) 553-1431
                                 Jipil.Ha@moodys.com
--------------------------------------------------------------------------------
DBRS
--------------------------------------------------------------------------------
Bernard Maas                     (212) 806-3258
                                 bmaas@dbrs.com
--------------------------------------------------------------------------------



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